UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2006

CITY HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-17733

West Virginia	55-0169957
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313

(Address of Principal Executive Offices, Including Zip Code)

304-769-1100

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On February 22, 2006, City Holding Company’s (the “Company”) Board of Directors approved the base salaries of the Company’s president and chief executive officer and certain of the individuals expected to be named in the Company’s proxy statement for its 2006 annual meeting of shareholders as its four highest paid executive officers other than the chief executive officer (together with the chief executive officer, the “Named Executive Officers”). Also, the Company’s Board of Directors approved cash bonus awards to be paid to the Named Executive Officers for the calendar year ended December 31, 2005. The table below sets forth the amounts of these base salaries and cash bonus awards.

Named Executive Officer	2006 Base Salary	2005 Bonus
Charles R. Hageboeck	$338,000	$201,401
Craig G. Stilwell	$200,000	$144,440
John A. DeRito	$178,000	$100,000
John W. Alderman, III	$166,870	$65,597
David L. Bumgarner	$140,000	$58,526

The Company intends to provide additional information regarding the compensation awarded to Named Executive Officers in respect of and during the year ended December 31, 2005, in the proxy statement for the Company’s annual meeting of shareholders, which is expected to be filed with the Securities and Exchange Commission in March 2006.

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: February 23, 2006	City Holding Company

	By:	/S/ DAVID L. BUMGARNER
David L. Bumgarner
Chief Financial Officer